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                                                                Exhibit 23.01



March 27, 2002


Louisville Gas and Electric Company and Subsidiary
220 West Main Street
P.O. Box 32010
Louisville, Kentucky 40232


Enclosed are our manually signed reports relating to the use in the Annual Report on Form 10-K of our reports dated January 25, 2002 relating to the consolidated financial statements and financial statement schedules of Louisville Gas and Electric Company and Subsidiary (the "Company").

Our manually signed reports serve to authorize the use of our name on our reports in the electronic filing of the Company's Annual Report on Form 10-K with the SEC.

Please provide us with an exact copy of the Annual Report on Form 10-K as electronically filed with the SEC.


Very truly yours,

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


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                                                                   Exhibit 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our report dated January 26, 2001. It should be noted that we have not audited any financial statements of Lousiville Gas and Electric Company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

                                             /s/ Arthur Andersen LLP
                                            -------------------------------


Louisville, Kentucky
  March 27, 2002